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                                                                   EXHIBIT 10.23


                                 AMENDMENT NO. 1

                                     TO THE

         THIRD AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN

                                       OF

                            AMB PROPERTY CORPORATION

                              AND ITS SUBSIDIARIES


        AMB Property Corporation, a corporation organized under the laws of State of Maryland (the "Company"), hereby adopts this Amendment No. 1 (this "Amendment") to the Third Amended and Restated 1997 Stock Option and Incentive Plan of AMB Property Corporation and its Subsidiaries (the "Plan"). Capitalized terms used in this Amendment without definition shall have the meanings given to such terms in the Plan.

        WHEREAS, Section 9.2 of the Plan currently provides that the full Board of Directors of the Company, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors;

        WHEREAS, Section 10.1 of the Plan currently provides that awards under the Plan are not transferable in any manner other than by will or the laws of descent and distribution; and

        WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company to amend the Plan in certain respects to (i) permit the Committee to modify any outstanding Options granted to Independent Directors and (ii) permit the transferability of awards under the Plan, other than Incentive Stock Options, with the consent of the Committee or by gift to family members of the award holder and entities owned by such family members.

        NOW, THEREFORE, the Plan is hereby amended as follows:

               1. Section 9.2. Section 9.2 of the Plan is hereby deleted and replaced to read in its entirety as follows:

                      "9.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules; provided, however, that only the full Board, acting by a majority of its members in office, shall have the power to grant


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Options to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee."

               2. Section 10.1. Section 10.1 of the Plan is hereby deleted and replaced to read in its entirety as follows:

                      "10.1. Not Transferable. Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that Non-Qualified Stock Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents and Stock Payments may be transferred with the consent of the Committee or by gift to a "Family Member" (as defined below), in which case the transferee shall receive and hold the Option or other award so transferred subject to the provisions of this Plan and the agreement governing such Option or other award; provided, further, that a transfer of a Non-Qualified Stock Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Optionee, Grantee or Restricted Stockholder) in exchange for an interest in that entity shall be considered a gift of such Option or other award. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        For purposes of this Section 10.1, the term "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's, Grantee's or Restricted Stockholder's household (other than a tenant or an employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons


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(or the Optionee, Grantee or Restricted Stockholder) control the management of the assets, and any other entity in which these persons (or the Optionee, Grantee or Restricted Stockholder) own more than fifty percent (50%) of the voting interests.

        During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been transferred with the consent of the Committee or pursuant to a QDRO or by gift to a Family Member, in which case the transferee may exercise such Option or other award. Unless previously transferred as permitted by this Section 10.1, after the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution."


                            (SIGNATURE PAGE FOLLOWS)



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        I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of AMB Property Corporation effective as of February 15, 2002.

        Executed on this 15th day of February, 2002.



                                                  /s/ Tamra D. Browne
                                        ---------------------------------------
                                        Secretary




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